UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 20, 2012

Torvec, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	000-24455	16-1509512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1999 Mt. Read Blvd, Bldg. 3, Rochester, New York		14615
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-254-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 27, 2012, the Company issued a press release announcing the appointment of Thomas J. Labus to Torvec’s board of directors, effective as of December 20, 2012.    Mr. Labus is nationally known as one of the foremost experts in hydraulics, with additional background in fluid mechanics, high-pressure engineering, actuation/controls systems, pneumatics, materials evaluation and mechanical design and analysis. With over forty years of experience, he brings an incredible wealth of knowledge on both the technical side and the market in the hydraulics industry.

The Company’s board voted to grant Mr. Labus a stock option for 250,000 common shares effective December 20, 2012 exercisable at $.70 per share. The option, which is exercisable for 10 years, is conditioned upon Mr. Labus serving as a director and vests in four tranches of 62,500 shares on each of the four anniversary dates of December 20, 2012.

A copy of the press release has been filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

On December 13, 2012, the Company and Mr. Labus entered into a one-year consulting arrangement, the terms of which are contained in a letter agreement between the Company and Mr. Labus’s wholly-owned consulting company, SCIRE Corporation, attached as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number / Description

10.1           Letter Agreement between Torvec, Inc. and SCIRE Corporation
99.1           Press Release dated December 27, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torvec, Inc.

December 27, 2012	By:	/s/ Robert W. Fishback
Robert W. Fishback
Chief Financial Officer and Principal Accounting Officer

Exhibit Index

Exhibit No.          Description

10.1                      Letter Agreement between Torvec, Inc. and SCIRE Corporation
99.1                      Press Release dated December 27, 2012